UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2009

VOLT INFORMATION SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Stewart Avenue, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

(516) 228-6700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 12, 2009, Volt Information Sciences, Inc. (the “Company”) announced that its wholly owned subsidiary Volt Delta Resources, LLC (“Volt Delta”) has voluntarily prepaid the $42 million of outstanding borrowings under the $75 million Volt Delta secured credit facility (the “Delta Credit Facility”). Further, Volt Delta elected to terminate the Delta Credit Facility, effective August 12, 2009, because no further borrowings were anticipated through its scheduled expiration date in December 2009. The outstanding borrowings were repaid from funds provided by the Company which had excess cash resulting from the sale of the Company’s domestic directory publishing operations in September 2008. Certain foreign denominated borrowings supported by the Delta Credit Facility have been transferred to the Company’s unsecured revolving credit facility.

The Delta Credit Facility was established under a secured, syndicated, revolving credit agreement with Wells Fargo, National Association, as the administrative agent, the arranger, and a lender. In addition to Wells Fargo, the following four other banks also participated as lenders under the Delta Credit Facility: Bank of America, N.A., JPMorgan Chase Bank, N.A., HSBC Bank USA, National Association, and Lloyds TSB Bank plc. Wells Fargo, Bank of America, JPMorgan Chase Bank and HSBC Bank USA also participate in the Company’s own $42 million unsecured revolving credit facility. The Delta Credit Facility was guaranteed, on a secured basis, by certain domestic subsidiaries of Volt Delta.

The Delta Credit Facility permitted U. S. Dollar, British Pound Sterling and Euro borrowings with various interest rate options to be selected by Delta at the time of each borrowing. Certain rate options, together with a facility fee, were based on a leverage ratio. The Delta Credit Facility required Volt Delta to maintain various financial ratios and covenants, and imposed limitations on, among other things, the incurrence of additional indebtedness, the incurrence of additional liens, sales of assets, the level of annual capital expenditures, and the amount of investments and loans that could be made by Volt Delta and its subsidiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	The Company’s press release dated August 12, 2009.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date:	August 13, 2009	By:	/s/ Jack Egan
Jack Egan, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	The Company’s press release dated August 12, 2009.